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                                                                    EXHIBIT 23.5

                  CONSENT OF THE ROBINSON-HUMPHREY COMPANY, LLC


         We hereby consent to the inclusion as an annex to this Registration Statement on Form S-4 (the "Registration Statement") of Carolina First BancShares, Inc. ("Carolina First") of our opinion (the "Opinion"), with respect to the acquisition of Community Bank & Trust Company ("CB&T") by Carolina First pursuant to the merger of Interim Bank, a wholly owned subsidiary of Carolina First with and into CB&T. We also consent to the references to the Opinion and our firm in the Registration Statement.




                                     /s/ The Robinson Humphrey Company, LLC
                                     --------------------------------------
                                     The Robinson-Humphrey Company, LLC

Atlanta, Georgia
August 10, 1998